UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

FALCONSTOR SOFTWARE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FALCONSTOR SOFTWARE, INC.

May 30, 2023

To Our Stockholders:

We invite you to attend our annual stockholders’ meeting on Thursday, June 29, 2023 at the offices of Olshan Frome Wolosky LLP, located at 1325 Avenue of the Americas, 15th Floor, New York, NY 10019, at 9:00 a.m. (EST).

This booklet includes a formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives personal information about our director nominees.

Only stockholders of record at the close of business on May 26, 2023 will be entitled to vote at the annual meeting. Even if you only own a few shares, we want your shares to be represented at the annual meeting. We urge you to complete, sign, date, and return your proxy card promptly in the enclosed envelope.

Sincerely yours,
/s/ Todd Brooks
Todd Brooks
President & Chief Executive Officer

FALCONSTOR SOFTWARE, INC.

501 Congress Avenue, Suite 150

Austin, Texas 78701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 29, 2023

To Our Stockholders:

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of FalconStor Software, Inc. (the “Company”), a Delaware corporation, will be held at the offices of Olshan Frome Wolosky LLP, located at 1325 Avenue of the Americas, 15th Floor, New York, NY 10019, at 9:00 a.m. (EST) on Thursday, June 29, 2023, to consider and to vote on the following matters described in this notice and the accompanying proxy statement:

1)
To elect Barry A. Rudolph to the Company’s Board of Directors (the “Board”) for a three-year term and until his successor is elected and qualified;

2)
To approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers;
3)
To consider a non-binding advisory vote on the frequency of the advisory vote on the compensation of our named executive officers;

4)
To ratify the appointment of Marcum LLP as our independent registered public accounting firm for fiscal year 2023; and

5)
Any other matters that properly come before the Annual Meeting.

At the Annual Meeting, the Company intends to nominate Barry A. Rudolph for election to the Board. Mr. Rudolph is currently a member of the Board. For more information concerning the nominees, please see the proxy statement.

The Board has fixed the close of business on May 26, 2023 as the record date for determination of stockholders entitled to vote at the Annual Meeting or any adjournment thereof, and only record holders of Common Stock at the close of business on that day, and holders of our Series A convertible preferred stock (the “Series A Preferred Stock”), will be entitled to vote. At the record date, 7,122,199 shares of Common Stock were outstanding and the Series A Preferred Stock could vote an additional 87,815 shares. Each share of the Series A Preferred Stock is entitled to a number of votes per share equal to the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, based on an assumed conversion price of $123.00 per share.

To assure representation at the Annual Meeting, stockholders are urged to return a proxy as promptly as possible. You may return the proxy by signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid envelope, or online at www.proxyvote.com, or by telephone. If returning your proxy by online vote or telephone, please follow the instructions on the Voting Information Form. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

If you plan to attend the Annual Meeting in person, we would appreciate your response by indicating so when returning the proxy.

By Order of the Board of Directors,

Dated: May 30, 2023	/s/ Vincent Sita
Vincent Sita Chief Financial Officer

FALCONSTOR SOFTWARE, INC.

501 Congress Avenue, Suite 150

Austin, Texas 78701

2023 PROXY STATEMENT GENERAL INFORMATION

This proxy statement contains information related to the 2023 annual meeting of stockholders (the “Annual Meeting”) of FalconStor Software, Inc. (the “Company”, “we”, “our”), to be held on Thursday, June 29, 2023 beginning at 9:00 a.m. (EST), at the offices of Olshan Frome Wolosky LLP, located at 1325 Avenue of the Americas, 15th Floor, New York, NY 10019, and at any postponements or adjournments thereof. We are furnishing this proxy statement in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the Annual Meeting.

ABOUT THE MEETING

What is the Purpose of the Annual Meeting

At the Company’s Annual Meeting, stockholders will hear an update on the Company’s operations, have a chance to meet some of its directors and executives and will act on the following matters:

1)
To elect Barry A. Rudolph to the Board for a three-year term and until his successor is elected and qualified;

2)
To approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers (the “Say on Pay Proposal”);
3)
To consider a non-binding advisory vote on the frequency of the advisory vote on the compensation of our named executive officers;

4)
To ratify the appointment of Marcum LLP as our independent registered public accounting firm for fiscal year 2023; and

5)
Any other matters that properly come before the Annual Meeting.

Who May Vote; Provision of Materials

Stockholders of the Company as recorded in our stock register on May 26, 2023 (the “Record Date”) may vote at the Annual Meeting. We have only one class of voting shares. The holders of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”) vote along with this class. As of the Record Date, we had 7,122,199 shares of Common Stock eligible to vote and the Series A Preferred Stock could vote an additional 87,815 shares. Each share of the Series A Preferred Stock is entitled to a number of votes per share equal to the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, based on an assumed conversion price of $123.00 per share.

How to Vote

You may vote in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the Annual Meeting. To vote by proxy, you can mail the enclosed card, you can call the phone number on the Voting Instruction Form you received, or you can vote at www.proxyvote.com. If voting by phone or by the Internet, have your Voting Instruction Form in hand and follow the instructions.

How Proxies Work

Our Board is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. You may vote for or against the proposals or abstain from voting.

Proxies submitted will be voted by the individuals named on the proxy card in the manner you indicate. If you give us your proxy but do not specify how you want your shares voted, they will be voted in accordance with the Board recommendations, i.e., (i) in favor of our director nominee, (ii) in favor of the Say on Pay Proposal, (iii) non-binding advisory vote on the frequency of the advisory vote on the compensation of the Company's Named Executive Officers, and (iv) in favor of the ratification of the appointment of Marcum LLP as our independent registered public accounting firm.

You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy card we receive from you will determine how we will vote your shares.

Revoking a Proxy

There are three ways to revoke your proxy. First, you may submit a new proxy with a later date up until the existing proxy is voted. Second, you may vote in person at the Annual Meeting. Last, you may notify our Chief Financial Officer in writing at 501 Congress Avenue, Suite 150, Austin, TX 78701.

Quorum

In order to carry on the business of the Annual Meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Shares that we own are not voted and do not count for this purpose.

Votes Needed

Our director nominee will be elected to our Board upon receiving a plurality of the votes cast during the Annual Meeting. For the other proposals to be approved (other than the proposal relating to the frequency of the vote on the compensation of the Company's named executive officers), we require the favorable vote of a majority of the votes cast and only votes for or against a proposal count. With respect to the proposal relating to the frequency of the vote on the compensation of the Company's named executive officers, the option receiving the most votes among the choices will be deemed to have received the non-binding approval of the stockholders. Votes that are withheld from voting on a proposal will be excluded entirely and will have no effect in determining the quorum or the plurality or the majority of votes cast. Abstentions count for quorum purposes only and not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal. Brokers that do not receive instructions are not entitled to vote on the election of the director or the advisory votes regarding the Say on Pay Proposal and the frequency of future votes on executive compensation. Brokers are entitled to vote on the ratification of the auditors.

Appraisal Rights

The Company’s stockholders do not have appraisal rights under Delaware law or under the governing documents of the Company with respect to the matters to be voted upon at the Annual Meeting.

Attending in Person

Only stockholders, their proxy holders, and our invited guests may attend the Annual Meeting. For security purposes, all persons attending the Annual Meeting must bring identification with photo. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership to the Annual Meeting. For example, you could bring an account statement showing that you owned shares of the Company’s Common Stock as of the Record Date as acceptable proof of ownership.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning ownership of the Company’s Common Stock outstanding at May 26, 2023, by (i) each person known by the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each director and nominee for director, (iii) each of the Named Executive Officers identified in the summary compensation table, and (iv) all directors, nominees for director and executive officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage of Class (2)
Martin Hale, Hale Fund Management, LLC Hale Capital Management, LP, Hale Capital Partners, LP, HCP-FVA, LLC (3)	3,653,377	50.9%
Nantahala Capital Management, LLC (4)	638,151	8.9%
ESW Capital, LLC (5)	1,308,068	18.3%
Bard Associates, Inc. (6)	531,190	7.5%
Michael P. Kelly (7)	17,011	*
Barry Rudolph (8)	16,956	*
William Miller (9)	8,449	*
Todd Brooks (10)	87,146	1.2%
Vincent Sita (11)	2,830	*
All Directors, Nominees for Director and Executive Officers as a Group (12) (6 persons) *Less than one percent	3,785,769	52.8%

*Less than one percent

(1)
A person is deemed to be the beneficial owner of voting securities over which the person has voting power or that can be acquired by such person within 60 days after the Record Date upon the exercise of options or convertible securities, or upon the lapse or the removal of all restrictions on shares of restricted stock. Each beneficial owner’s percentage ownership is determined by assuming that options or convertible securities that are held by such person (but not those held by any other person) and that are currently exercisable (i.e., that are exercisable within 60 days from the Record Date) have been exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.
(2)
Based upon 7,122,199 shares of common stock outstanding as of the Record Date.
(3)
Based on information contained in Forms 4 and a report on Schedule 13D/A filed by Mr. Hale, Hale Fund Management, LLC (“Fund Management”), Hale Capital Management, LP (“Capital Management”), Hale Capital Partners, LP (“Hale Capital”), and HCP-FVA, LLC (“HCP-FVA”) on May 22, 2019 and December 31, 2018. Consists of (i) 3,598,932 shares of common stock held by Hale Capital and HCP-FVA, (ii) 708 shares held by Mr. Hale for the benefit of Hale Capital, and (iii) 558,000 shares of Series A Preferred Stock held by HCP-FVA, which equates to 54,445 shares of common stock on an as-converted basis (without giving effect to the 9.99% blocker contained in the Certificate of Designations), held by HCP-FVA. Each of Mr. Hale, Fund Management, Capital Management and Hale Capital disclaims beneficial ownership of such shares of common stock except to the extent of his or its pecuniary interest. The address of Mr. Hale, Fund Management, Capital Management, Hale Capital and HCP-FVA is 17 State Street, Suite 3230, New York, NY 10004.
(4)
Based on information contained in a report on Schedule 13G/A filed by Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Daniel Mack on February 14, 2023. Consists of (i) 628,415 shares of common stock and (ii) 99,807 shares of Series A Preferred Stock that may be converted for 9,736 shares of common stock within 60 days of the Record Date. Messrs. Harkey and Mack are the managing members of Nantahala and disclaim beneficial ownership of such shares of common stock except to the extent of their pecuniary interest. The address of Messrs. Harkey and Mack and Nantahala is 19 Old Kings Highway S, Suite 200, Darien, CT 06820.
(5)
Based on information contained in a report on Schedule 13D/A filed by ESW Capital, LLC and Joseph A. Liemandt on December 31, 2018. Consists of (i) 1,286,135 shares of common stock and (ii) 224,786 shares of Series A Preferred Stock that may be converted for 21,933 shares of common stock within 60 days of the Record Date. ESW Capital, LLC and Mr. Liemandt disclaim Section 13(d) beneficial ownership with respect to 21,933 shares of common stock issuable upon conversion of Series A Preferred Stock as a result of the application of the 9.99%

blocker contained in the Certificate of Designations. Mr. Liemandt is the sole voting member of ESW Capital, LLC and disclaims beneficial ownership of such shares of common stock except to the extent of his pecuniary interest. The address of Mr. Liemandt and ESW Capital, LLC is 401 Congress Ave., Suite 2650, Austin, TX 78701.
(6)
Based on information contained in a report on Schedule 13G filed by Bard Associates, Inc. on February 6, 2023. Consists of 531,190 shares of common stock. The address of Bard Associates, Inc. is 135 South LaSalle Street, Suite 3700, Chicago, IL 60603.
(7)
Based on information contained in Forms 3 and 4 filed by Mr. Kelly and certain other information. Consists of (i) 16,874 shares of common stock and (ii) 1,405 shares of Series A Preferred Stock held by Mr. Kelly, which equates to 137 shares of common stock on an as-converted basis (without giving effect to the 9.99% blocker contained in the Certificate of Designations), held by Mr. Kelly.
(8)
Based on information contained in Forms 3, 4 and 5 filed by Mr. Rudolph and certain other information. Consists of 16,956 shares of common stock.
(9)
Based on information contained in Forms 3, 4 and 5 filed by Mr. Miller and certain other information. Consists of
(i)
8,449 shares of common stock held by Mr. Miller and (ii) 26 shares of common stock held by PV Strategies LLC, a hedge fund managed by Miller Investment Management LLC, a registered investment adviser of which Mr. Miller is a principal. Mr. Miller, as a principal of Miller Investment Management LLC, may be deemed the beneficial owner of shares owned by PV Strategies LLC. Mr. Miller disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(10)
Based on information contained in Forms 3, 4 and 5 filed by Mr. Brooks and certain other information. Consists of 87,146 shares of common stock.
(11)
Based on information contained in Forms 3 and 4 filed by Mr. Sita and certain other information. Consists of 2,830 shares of common stock.
(12)
Consists of shares of common stock held by all directors and executive officers as a group and 3,598,932 shares held by HCP-FVA.

Delinquent Section 16(a) Reports

Based upon a review of Forms 3, 4, and 5, and amendments thereto furnished to the Company during the fiscal year ended December 31, 2022, the Company is not aware of any director, officer, or beneficial owner of more than 10 percent of any class of Company equities who failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the fiscal year ended December 31, 2022.

BOARD OF DIRECTORS

Independence

In accordance with the Company’s Corporate Governance Guidelines, and the NASDAQ Stock Market corporate governance listing standards (the “NASDAQ Standards”), a majority of the Company’s directors must be independent as determined by the Board. While the Company’s common stock is currently traded on the OTC markets, in making its independence determinations for directors, the Board looks to the NASDAQ Standards.

Under the NASDAQ Standards, a director is considered independent if he or she is not an officer or employee of the Company and does not have any other relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Under NASDAQ Standards, a director of the Company is not considered independent if he or she (1) has been employed in any capacity by the Company during the past three years; (2) has accepted, or has a close family member who accepted, any payments from the Company in excess of $120,000 in any consecutive twelve-month period during the last three years (subject to certain exceptions); (3) has a close family member who during the past three years was an executive officer of the Company; (4) has been a principal, or has a close family member who was a principal, of any organization to which the Company made or from which it received payments, in any of the past three years, that exceeded the greater of $200,000 or 5% of the annual consolidated gross revenues of the other entity; (5) has been an executive officer of any other entity, or has a close family member who was an executive officer of any other entity, where any of the Company’s executives serves on that other entity’s compensation committee; or (6) has been, or had a family member who was, a partner or employee of the Company’s independent auditor at any time during the last three years.

In determining whether a director or nominee for director is independent, the Board considers all relevant facts and circumstances and may consider a director or nominee not to be independent even if none of the disqualifying factors listed above applies. However, if any of the above disqualifying factors apply, a director or nominee will not be considered independent. The Board currently consists of five directors, all of whom are independent except for Mr. Brooks.

Family Relationships

There are no family relationships among our executive officers and directors.

Board Leadership Structure

Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company.

The Company’s policy is to have the positions of Chairman of the Board and Chief Executive Officer split. Todd Brooks serves as Chief Executive Officer and Michael Kelly serves as Chairman of the Board.

Several factors ensure that we have a strong and independent Board. The Audit Committee of our Board is composed entirely of independent directors. In addition, the Nominating and Corporate Governance Committee and our Board have assembled a Board comprised of talented and dedicated directors with a wide range of expertise and skills. The Board regularly meets in executive session without management present.

Attendance at Annual Meetings

The Company’s policy is that, except for unusual circumstances, all Board members should attend the Company’s annual meetings of stockholders. All Board members serving on the Board at the time of the 2022 Annual Meeting of Stockholders attended the Company’s 2022 Annual Meeting of Stockholders.

Diversity

The Nominating and Corporate Governance Committee’s evaluation of director nominees takes into account their ability to contribute to the diversity of, background, experience and point of views represented on the Board, and the committee will review its effectiveness in balancing these considerations when assessing the composition of the Board.

Role in Risk Management

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board’s oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis. The Board has implemented a risk governance framework to:

1.
understand critical risks in the Company’s business and strategy;

2.
allocate responsibilities for risk oversight among the full Board and its committees;

3.
evaluate the Company’s risk management processes and see they are functioning adequately;

4.
facilitate open communication between management and directors; and

5.
foster an appropriate culture of integrity and risk awareness.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. These include a Code of Business Conduct, regular training of salespeople on risks and appropriate conduct, and a comprehensive internal and external audit process. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually.

Management communicates routinely with the Board, Board committees and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management. The Board implements its risk oversight function both as a whole and through committees. Much of the work is delegated to various committees, which meet regularly and report back to the full Board. All committees play significant roles in carrying out the risk oversight function. In particular:

The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters, currency fluctuation and hedging, and investments. The Audit Committee oversees the internal audit function and the Company’s ethics programs, including the Code of Business Conduct. The Audit Committee members meet separately with the independent auditing firm.

The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Meetings

The Board met on 28 occasions during the fiscal year ended December 31, 2022. All directors attended at least 75% of the meetings of the Board during the times they were directors.

Hedging and Pledging Policies

We do not maintain a policy on insider trading that prohibits the Company’s directors, officers and employees from engaging in any hedging or monetization transactions.

Committees

The Board currently has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. Each of these committees has a charter. These charters are available on the Company’s website at:

www.falconstor.com/page/545/board-committees.

Audit Committee

The Audit Committee consists of Messrs. Kelly (Chair), Rudolph and Miller. The Audit Committee is appointed by the Board to assist the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the qualifications and independence of the independent registered public accounting firm engaged to audit the Company’s consolidated financial statements, (iii) the performance of the Company’s internal audit function and independent auditors,

(iv) the integrity of management and information systems and internal controls, and (v) the compliance by the Company with legal and regulatory requirements.

Each member of the Audit Committee is required to be “independent” as defined in the NASDAQ Standards and in Section 301 of the Sarbanes-Oxley Act of 2002 (the “Act”) and Rule 10A-3 of the Exchange Act. The Board has determined that each member of the Audit Committee is “independent” under these standards. In addition, the Board has determined that, as required by the NASDAQ Standards, each member of the Audit Committee was able to read and to understand financial statements at the time of his appointment to the Audit Committee.

The Board has further determined that Mr. Kelly meets the definition of “audit committee financial expert,” and therefore meets comparable NASDAQ Standard requirements, because he has an understanding of financial statements and GAAP; has the ability to assess GAAP in connection with the accounting for estimates, accruals, and reserves; has experience in analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements; has an understanding of internal controls and procedures for financial reporting; and has an understanding of audit committee functions. Mr. Kelly acquired these attributes through education and experience consistent with the requirements of the Act.

The Audit Committee met 4 times during the fiscal year ended December 31, 2022. All members of the Audit Committee attended at least 75% of the meetings of the committee during the fiscal year ended December 31, 2022.

The Board has adopted, and annually reviews, an Audit Committee Charter and Guidelines for Pre-Approval of Independent Auditor Services. As indicated above, a copy of the Company’s Audit Committee Charter is available on the Company’s website at:

www.falconstor.com/page/545/board-committees.

Compensation Committee

The Compensation Committee currently consists of Messrs. Hale (Chair), Kelly and Rudolph. The Compensation Committee is appointed by the Board (i) to discharge the responsibilities of the Board relating to compensation of the Company’s executives, and (ii) to administer, and to approve awards under, the Company’s equity-based compensation plans for employees.

At the end of each fiscal year, the Compensation Committee meets to review the performance of executive officers and employee Board members under those programs and award bonuses thereunder. At that time, the Compensation Committee may also adjust base salary levels for executive officers and employee Board members. The Compensation Committee also meets when necessary to administer our stock incentive plan.

The Compensation Committee has determined and reviewed the value and forms of compensation for our Named Executive Officers and other officers based on the committee members’ knowledge and experience, competitive proxy and market compensation information and management recommendations. The Compensation Committee does not delegate its authority to review, determine and recommend, as applicable, the forms and values of the various elements of compensation for executive officers and directors. The Compensation Committee does delegate to Company management the implementation and record-keeping functions related to the various elements of compensation it has approved.

The Compensation Committee met 4 times during the fiscal year ended December 31, 2022. All members of the Compensation Committee attended at least 75% of the meetings of the committee during the fiscal year ended December 31, 2022.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Hale (Chair), Kelly, Rudolph and Miller. The Nominating and Corporate Governance Committee is appointed by the Board (i) to identify individuals qualified to become Board members, (ii) to recommend to the Board director candidates for each annual meeting of stockholders or as necessary to fill vacancies and newly created directorships and (iii) to perform a leadership role in shaping the Company’s corporate governance policies, including developing and recommending to the Board a set of corporate governance principles.

The Nominating and Corporate Governance Committee did not meet during the fiscal year ended December 31, 2022.

Nominating Procedures and Director Qualifications

The Nominating and Corporate Governance Committee has adopted the following policies regarding nominations and director qualifications:

I.
Consideration of Nominees Recommended by Stockholders

The committee recognizes that qualified candidates for nomination for director can come from many different sources, including from the Company’s stockholders. The committee will therefore consider any nominee who meets the minimum qualifications set forth below.

To propose a nominee, a stockholder must provide the following information:

1.
The stockholder’s name and, if different, the name of the holder of record of the shares.

2.
The stockholder’s address and telephone number.

3.
The name of the proposed nominee.

4.
The address and phone number of the proposed nominee.

5.
A listing of the proposed nominee’s qualifications.

6.
A statement by the stockholder revealing whether the proposed nominee has assented to the submission of her/his name by the stockholder.

7.
A statement from the stockholder describing any business or other relationship with the nominee.

8.
A statement from the stockholder stating why the stockholder believes the nominee would be a valuable addition to the Company’s Board.

The stockholder should submit the required information to:

Nominating and Corporate Governance Committee c/o Chief Financial Officer

FalconStor Software, Inc.

501 Congress Avenue, Suite 150

Austin, TX 78701

With a copy to:

Director Human Resources FalconStor Software, Inc. 501 Congress Avenue, Suite 150

Austin, TX 78701

If any information is missing, the proposed nominee will not be considered.

II.
Qualifications for Candidates

The committee believes that the Company and its stockholders are best served by having directors from diverse backgrounds who can bring different skills to the Company. It is therefore not possible to create a rigid list of qualifications for director candidates. However, absent unique circumstances, the committee expects that each candidate should have the following minimum qualifications:

Substantial experience with technology companies. This experience may be the result of employment with a technology company or may be gained through other means, such as financial analysis of technology companies;

The highest level of personal and professional ethics, integrity and values; An inquiring and independent mind;

Practical wisdom and mature judgment;

Expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained;

Willingness to devote the required time to carrying out the duties and responsibilities of Board membership;

Commitment to serve on the Board for several years to develop knowledge about the Company’s business;

Willingness to represent the best interests of all stockholders and to objectively appraise management performance; and

Involvement only in activities or interests that do not conflict with the director’s responsibilities to the Company and its stockholders.

At any time, the committee may be looking for director candidates with certain qualifications or skills to replace departing directors or to complement the skills of existing directors and to add to the value of the Board.

III.
Identification and Evaluation of Candidates

Candidates for director may come from many different sources including, among others, recommendations from current directors, recommendations from management, third-party search organizations, and stockholders.

In each instance, the committee will perform a thorough examination of the candidate. An initial screening will be performed to ensure that the candidate meets the minimum qualifications set forth above and has skills that would enhance the Board. Following the initial screening, if the candidate is still viewed as a potential nominee, the committee will perform additional evaluations including, among other things, some or all of the following: detailed resume review; personal interviews; interviews with employer(s); and interviews with peer(s).

All candidates will be reviewed to determine whether they meet the independence standards of the NASDAQ Standards. Failure to meet the independence standards may be a disqualifying factor based on the Board’s composition at the time. Even if failure to meet the independence standards is not by itself disqualifying, it will be taken into account by the committee in determining whether the candidate would make a valuable contribution to the Board.

Contacting the Board of Directors

Stockholders and others may contact the Company’s Board by sending a letter to: Board of Directors

FalconStor Software, Inc.

501 Congress Avenue,

Suite 150

Austin, TX 78701

or by clicking on the “Contact Us” link on the Company’s Corporate Governance home page at: www.falconstor.com/page/540/board-of-directors.

Communications directed to the Board are screened by the Company’s Finance and/or Investor Relations departments. Routine requests for Company information are handled by the appropriate Company department. Other communications are reviewed to determine if forwarding to the Board is necessary or appropriate. The Board receives a quarterly summary of all communications that are not forwarded to the Board’s attention. All communications are kept on file for one year for any director who wishes to view them.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

The Company’s bylaws authorize the Board to fix the number of directors and provide that the directors shall be divided into three classes, with the classes of directors serving for staggered, three-year terms.

Pursuant to the Certificate of Designations so long as at least 85% of the originally issued Series A Preferred Stock remains outstanding, the holders of a majority of the then outstanding shares of Series A Preferred Stock (the “Majority Holders”) have the right, voting separately as a class, to elect two directors. The Majority Holders have, as of the date of this proxy statement, elected two directors, Martin M. Hale, Jr. and Michael Kelly. Messrs. Rudolph and Miller were elected by the Board to fill vacancies created by the resignation of other directors. Mr. Brooks was appointed to the Board in February 2019. The Company currently has five directors.

Nominees

Barry A. Rudolph was nominated by the Company’s Nominating and Corporate Governance Committee as the Board’s nominee for director. Mr. Rudolph currently serves as a director of the Company. It is proposed that Mr. Rudolph be elected to serve until the annual meeting of stockholders to be held in 2026 and until his successor is elected and shall have qualified.

Unless authority is specifically withheld, proxies will be voted for the election of Mr. Rudolph to serve as director of the Company for a term which will expire at the Company’s 2026 annual meeting of stockholders and until his successor is elected and qualified. If Mr. Rudolph should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

Name	Position	Age	Director Since
Barry A. Rudolph	Director Nominee	69	2016

Barry A. Rudolph has served as Chief Executive Officer of VelociData, Inc., a firm that specializes in high performance data transformation and process offload in large corporations, since July 2014, and as a director since December 2012. Mr. Rudolph has also served as a director of Spectra Logic Corporation, a computer data storage company, since December 2015. Previously, Mr. Rudolph served as a director of Dot Hill Systems Corp., a provider of high performance storage arrays, from February 2012 until its sale to Seagate Technology in October 2015. Mr. Rudolph began his career in January 1978 and held numerous senior level positions with IBM until his retirement in November 2010 in a variety of functional areas, including operations, engineering, product development, test and assurance, program management, field support and direct manufacturing. Most recently he was Vice President, System Networking, for IBM with responsibility for delivering overall networking product strategy, portfolio management and profit and loss management over each of the products in the group. Prior to this position, Mr. Rudolph was Vice President, Storage Strategy, responsible for the development and integration of the storage strategy for IBM including market segmentation and opportunity identification. Prior to that, Mr. Rudolph was Vice President, Stack Integration, responsible for the definition and execution of horizontal solutions and solution selling. Prior positions Mr. Rudolph held at IBM include Vice President and Business Executive, Disk Storage and Software Systems, where he was responsible for all aspects of disk storage and related software business within IBM. He also held an identical role with responsibility for IBM’s tape storage business. Mr. Rudolph holds a B.S. in Engineering and a Master of Science in Electrical Engineering from San Diego State University and an MBA from Santa Clara University. Mr. Rudolph has been a director of the Company since December 2016.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Rudolph should serve as a director: his professional background and experience; his current and previously held senior-executive level positions; his service on other public and private company boards; and his extensive experience in technology, software, storage and related industries.

Continuing Directors

The names of the directors who are currently serving their terms, including the directors elected by the holders of the Series A Preferred Stock, are set forth below:

Name	Position	Age	Director Since
Martin M. Hale, Jr.	Director	51	2013
Michael P. Kelly	Director	75	2014
William D. Miller	Director	62	2016
Todd Brooks	Director	58	2019

Martin M. Hale, Jr. has served as the founder and CEO of Hale Capital Partners, LP, an investment firm that applies a private equity skill set and focus to investing in small and micro-cap public companies, since 2007. Mr. Hale has over 25 years of experience in venture capital and private equity as a board member and an investor helping public and private companies grow. Mr. Hale currently serves as a director of Culmen International LLC., Patch Media Corporation, thatDot Inc., QL2 Software and Galois Inc. Mr. Hale has also served as a director of publicly-traded technology companies including Lantronix Corporation, Adept Technology, Inc. (acquired by Omron Global), Analex Corporation (acquired by QinetiQ North America), Paradigm Holdings (acquired by CACI International, Inc.), Telanetix, Inc. (acquired by Intermedia), and Top Image Systems, Ltd. Before joining Hale Capital Partners, Mr. Hale was a Managing Director and member of the founding team of Pequot Ventures, an associate at Geocapital Partners, and an analyst with Broadview International. Mr. Hale received a B.A. from Yale University. Mr. Hale has been a director of the Company since September 2013.

Mr. Hale was elected as a director by the Majority Holders of the outstanding Series A Preferred Stock. Mr. Hale’s Board qualifications include extensive experience helping small public companies grow to become larger and more successful. Such experience is helpful in expanding the Company’s leadership and strategic growth initiatives.

Michael P. Kelly served as a director at Adept Technology, Inc. (“Adept”) from April 1997 to October 22, 2015 and also served as Chairman of the Board of Adept from November 2008 to October 22, 2015. Mr. Kelly has also served as Chief Executive Officer of investment bank, Kinsale Associates, Inc., since October 2005. From July 2005 to October 2005, he was the Chief Executive Officer of Cape Semiconductor Inc., a fabless semiconductor company. From 1994 to 2005, Mr. Kelly held the positions of Vice-Chairman and Senior Managing Director of Broadview International, LLC, an international merger and acquisitions advisory firm and a division of Jefferies Group, Inc. Additionally, he has served as a director of Epicor Software Corporation, a provider of enterprise business software solutions, since September 2005. Mr. Kelly received a B.A. in Accounting from Western Illinois University, a M.B.A. from St. Louis University, and is also a Certified Public Accountant. Mr. Kelly has been a director of the Company since October 2014 and our Chairman of the Board since March 2018.

Mr. Kelly was selected as a director by the Majority Holders of the outstanding Series A Preferred Stock. Mr. Kelly’s qualifications to serve on the Board include his experience as an investment banker specializing in technology industries, which provides the Board and the Company with unique and relevant expertise in areas including capital markets, mergers and acquisitions and financing.

William D. Miller has served as Chairman and Chief Executive Officer of Axellio Inc., an edge computing systems company, since November 2018 and has been General Partner of FirstMile Ventures (previously Miller Investment Management), a venture capital fund manager making investments in early stage companies, since 2010. He previously served as CEO of X-IO Technologies, Inc., an enterprise storage company, from February 2015 to October 2018. Mr. Miller is a director of the following private entities: Axellio Inc., Violin Systems LLC, Chromatic Technologies, Inc., New Planet Technologies, Inc., Wanamaker Corp., BurstIQ Inc., and Altia Inc. Mr. Miller was a cofounder and Chief Technology Officer of StorageNetworks. Mr. Miller holds a B.S. in Chemistry from the University of Illinois. Mr. Miller has been a director of the Company since December 2016 and is currently serving for a term which will expire at the Company’s 2024 Annual Meeting of Stockholders and until a successor is elected and qualified.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Miller should serve as a director: his professional background and experience; his current and previously held senior-executive level positions; his service on other public and private company boards; and his extensive experience in technology, software, storage and related industries.

Todd Brooks is the Company’s Chief Executive Officer. Prior to joining the Company, Mr. Brooks was the Chief Operating Officer at Aurea Software, and Chief Executive Officer of Update Software, a publicly traded company in Europe. Previously, Mr. Brooks was the Chief Operating Officer at Trilogy where he was responsible for the strategic and operational leadership of the firm’s Automotive, Financial Services and Telecom, and Technology & Media business units. Earlier in his career, Mr. Brooks co- founded and managed two technology consulting firms, including eFuel, an early innovator and leader in logistics optimization software for the automotive industry. In addition, Mr. Brooks held leadership roles at FedEx. Mr. Brooks earned a Bachelor’s of Science degree in Aerospace and Ocean Engineering from Virginia Tech, and currently serves on the Advisory Board at Virginia Tech’s Apex Center for Innovation and Entrepreneurship. Mr. Brooks is currently serving for a term which will expire at the Company’s 2025 Annual Meeting of Stockholders and until a successor is elected and qualified. Mr. Brooks has been a director of the Company since February 2019.

The following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Brooks should serve as a director: his leadership role at the Company; his performance at the Company; and his past success in the technology field.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES.

Directors who are also employees receive no compensation for serving on the Company’s Board. Non-employee directors are reimbursed for all travel and other expenses incurred in connection with attending Board and Committee meetings.

Messrs. Hale, Kelly, Miller and Rudolph received $12,125, $17,475, $10,975, and $12,100 in directors’ fees, respectively, in connection with their service as a director in 2022. The cash compensation includes a retainer for all directors plus additional amounts based on service on Board committees, and additional amounts payable to Mr. Kelly for serving as Chairman of the Board and Chairman of the Audit Committee. Based on this compensation plan and assuming continued service as a director in 2023 (including the fees from serving on a committee), Messrs. Hale, Kelly, Miller and Rudolph are entitled to quarterly fees of $12,125 (or $48,500 annually), $17,475 (or $69,900 annually), $10,975 (or $43,900 annually) and $12,100 (or $48,400 annually), respectively. Messrs. Miller and Rudolph received grants of 73,600 shares of restricted stock each on September 30, 2020 and Mr. Kelly received a grant of 44,158 shares of restricted stock on January 16, 2020 and 73,600 shares of restricted stock on September 30, 2020. The restricted shares that were granted on September 30, 2020 vest as follows: 2.5% of the shares vested on September 30, 2021; 2.5% of the shares vested on September 30, 2022; 2.5% of the shares shall vest on September 30, 2023; 2.5% of the shares shall vest on September 30, 2024; 45% of the shares shall vest upon preferred investors receiving cash proceeds in return on their invested capital in the Company; and 45% of the shares shall vest upon a change of control of the Company. The restricted shares that were granted on January 16, 2020 vest as follows: 2.5% of the shares vested immediately upon grant; 2.5% of the shares vested on May 31, 2020; 2.5% of the shares vested on May 31, 2021; 2.5% of the shares vested on May 31, 2022; 45% of the shares shall vest upon preferred investors receiving cash proceeds in return on their invested capital in the Company; and 45% of the shares shall vest upon a change of control of the Company.

MANAGEMENT

Executive Officers of the Company

The following table contains the names, positions and ages of the executive officers of the Company who are not directors.

Name	Position	Age
Vincent Sita	Chief Financial Officer	52

Vincent Sita is the Company’s Chief Financial Officer. Mr. Sita, brings more than 20 years of finance and business experience. Prior to joining the Company, Mr. Sita served as Vice President Finance & Administration at Ricova from January 2021 to February 2022. Prior to joining Ricova, Mr. Sita served as Chief Financial Officer of Rudsak from October 2018 to September 2020, provided business consulting services as the Principal of Alucria Consulting Inc. from August 2018 to February 2019, and served as Vice President Finance North America at ACN from April 2015 to July 2018. Before that, Mr. Sita served in consulting, office and executive finance roles for ACN Canada, iProsum Management Consulting, Bell Canada, Bell Conferencing Inc. and Bell Canada Enterprises. He holds an MBA degree from Universite du Quebec in Montreal and a Bachelor of Commerce degree from Concordia University.

Code of Ethics

The Company adopted a Code of Ethics that applies to the Company’s principal executive, financial and accounting officers. The Code of Ethics is available at: http://www.falconstor.com/page/543/Code-of-ethics. The information on the Company’s website or linked to or from the Company’s website is not incorporated by reference into, and does not constitute a part of, this report or any other documents the Company files with, or furnishes to, the SEC.

EXECUTIVE COMPENSATION

This section discusses the compensation for our Chief Executive Officer and our Chief Financial Officer (each a “Named Executive Officer” or “NEO”). We had no other Named Executive Officers during the fiscal year ended December 31, 2022.

Summary Compensation Table

The following table sets forth certain compensation paid or accrued during the Company’s past two fiscal years for the Company’s (i) President and Chief Executive Officer, and (ii) Chief Financial Officer and Treasurer. “All Other Compensation” below consists of certain tax benefits paid by the Company on behalf of the NEOs.

Name	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
Todd Brooks	2022	$350,000	$17,500	$—	$—	$—	$367,500
President and Chief Executive Officer (Principal Executive Officer)	2021	$350,000	$110,900	$—	$—	$—	$460,900

Vincent Sita (1)	2022	$240,000	$—	$14,608	$—	$—	$254,608
Chief Financial Officer and Treasurer	2021	$—	$—	$—	$—	$—	$—

(1) On February 11, 2022, the Company granted 56,615 shares of restricted stock to Mr. Sita. The restricted stock vests as follows: 2.5% of the shares vested immediately upon grant on February 11, 2022, the grant date; 2.5% of the shares vested on the first anniversary of the grant date; 2.5% of the shares shall vest on the second anniversary of the grant date; 2.5% of the shares shall vest on the third anniversary of the grant date; 45% of the shares shall vest upon preferred investors receiving cash proceeds in return on their invested capital in the Company; and 45% of the shares shall vest upon a change of control of the Company. The dollar amounts in the table represent the total grant date fair value of the 56,615 shares granted in 2022 in accordance with the authoritative guidance issued by the FASB on stock compensation.

Narrative Discussion to Summary Compensation Table

Todd Brooks

In connection with Mr. Brooks’ appointment as Chief Executive Officer, the Board approved an offer letter to Mr. Brooks (the “Brooks Offer Letter”), which was executed on August 14, 2017. The Brooks Offer Letter provides that Mr. Brooks is entitled to receive an annualized base salary of $350,000, payable in regular installments in accordance with the Company’s general payroll practices. Mr. Brooks will also be eligible for a cash bonus of $17,500 for any quarter that is free cash flow positive on an operating basis and additional incentive compensation of an annual bonus of up to

$200,000, subject to attainment of performance objectives to be mutually agreed upon and established.

Mr. Brooks’ employment can be terminated at will. If Mr. Brooks’ employment is terminated by the Company other than for cause, he is entitled to receive severance equal to twelve months of his base salary if (i) he has been employed by the Company for at least twelve months at the time of termination or (ii) a change of control has occurred within six months of Mr. Brooks’ employment. Except as set forth in the preceding sentence, Mr. Brooks is entitled to receive severance equal to six months of his base salary if he has been employed by the Company for less than six months and his employment was terminated by the Company without cause. Mr. Brooks is also entitled to vacation and other employee benefits in accordance with the Company’s policies as well as reimbursement for an apartment.

Vincent Sita

In connection with Mr. Sita’s appointment as Chief Financial Officer and Treasurer, the Board approved an Independent Contractor Services Agreement with Alucria Consulting, Inc. (“Alucria”), an entity owned by Mr. Sita (the “Sita Agreement”), which was executed on February 11, 2022. The Sita Agreement provides that Alucria is entitled to receive a fee of $20,000 per month. Alucria will also be eligible for an additional payment of up to $60,000 annually, based upon the achievement of goals determined by the Company, to be paid quarterly in accordance with standard Company policies. Mr. Sita also received a grant of shares of the Company’s common stock, to be governed by the Company’s 2018 Stock Incentive Plan and subject to specific vesting conditions. The term of the Sita Agreement expire on July 1, 2023 unless earlier terminated by either party in accordance with the terms of the Sita Agreement. Either the Company or Alucria may terminate the Sita Agreement with or without cause upon 30 days prior written notice to Company or Alucria, as applicable. The Sita Agreement automatically renews for additional one year terms at the expiration of each term unless terminated pursuant to the terms set forth therein.

Outstanding Equity Awards at Fiscal Year End 2022

The following table sets forth equity awards for each NEO outstanding as of December 31, 2022:

Name	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Todd Brooks President and Chief Executive Officer (Principal Executive Officer)	662,376	(1)	$543,148

Vincent Sita Chief Financial Officer	55,200	(2)	$45,264

(1)
Mr. Brooks was awarded 735,973 shares of restricted stock units on May 31, 2019. The restricted stock vests as follows: 2.5% of the shares vested immediately upon grant on May 31, 2019, the grant date; 2.5% of the shares vested on the first anniversary of the grant date; 2.5% of the shares vested on the second anniversary of the grant date; 2.5% of the shares vested on the third anniversary of the grant date; 45% of the shares shall vest upon preferred investors receiving cash proceeds in return on their invested capital in the Company; and 45% of the shares shall vest upon a change of control of the Company.
(2)
Mr. Sita was awarded 56,615 shares of restricted stock units on February 11, 2022. The restricted stock vests as follows: 2.5% of the shares vested immediately upon grant on February 11, 2022, the grant date; 2.5% of the shares vested on the first anniversary of the grant date; 2.5% of the shares shall vest on the second anniversary of the grant date; 2.5% of the shares shall vest on the third anniversary of the grant date; 45% of the shares shall vest upon preferred investors receiving cash proceeds in return on their invested capital in the Company; and 45% of the shares shall vest upon a change of control of the Company.

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or its Compensation Committee view the link between the Company’s performance and the pay of its NEOs.

The table below presents information on the compensation of our chief executive officer and our other NEOs in comparison to certain performance metrics for 2022 and 2021. The metrics are not those that our Compensation Committee uses when setting executive compensation. The use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules. Neither CAP nor the total amount reported in the Summary Compensation Table (“SCT”) reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting the SCT Total values for the applicable year as described in the footnotes to the table.

Year	Summary Compensation Table Total for PEO (3)	Compensation Actually Paid to PEO (4)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5)	Net Income (Loss)
2022 (1)	$367,500	$367,500	$254,608	$288,377	$164	$(1,798,955)
2021 (2)	$460,900	$460,900	$290,310	$290,310	$516	$(42,253)
(1)
For 2022, the CEO was Todd Brooks and the other NEO was Vincent Sita.
(2)
For 2021, the CEO was Todd Brooks and the other NEO was Brad Wolfe.
(3)
Amounts in this column represent the “Total” column set forth in the SCT. See the footnotes to the SCT for further detail regarding the amounts in these columns.
(4)
The dollar amounts reported in these columns represent the amounts of “compensation actually paid”. The amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the SCT (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP):

Adjustments made to Determine Compensation "Actually Paid" for Non-PEO Named Executive Officer	2022	2021
Deduction for amounts reported under "Stock Awards" column in the SCT	$(14,608)	$—
Increase for fair value of awards granted during year that remain unvested as of year-end	$45,264	$—
Increase for fair value of awards granted during year that vest during year	$3,113	$—
Total Adjustments	$33,769	$—
(5)
Total shareholder return assumes that $100 was invested on December 31, 2020 in our Company and that dividends were reinvested when and as paid.

Graphical Representation of Compensation Actually Paid (CAP) and Performance

The following graph illustrates the relationship of the CAP for our PEO and other NEOs, as calculated pursuant to SEC rules, to our TSR over the two years presented in the Pay Versus Performance table.

The following graph illustrates the relationship of the CAP for our PEO and other NEOs, as calculated pursuant to SEC rules, to our net loss over the two years presented in the Pay Versus Performance Table.

Payments Upon Severance or Change in Control

Vesting of Restricted Stock

Each of our Named Executive Officers has received awards of restricted stock, as further described elsewhere in this proxy statement. Upon a change of control of the Company, 45% of the restricted shares granted pursuant to each such award shall vest.

Report on Repricing of Options.

None of the stock options granted under any of the Company’s plans were repriced in the fiscal year ended December 31, 2022.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans not approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options and restricted stock (1)(a)	Weighted-average exercise price of outstanding options and restricted stock (1)(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities refeleted in column (a)(1)(c)
Equity compensation plans approved by security holders - restricted stock	1,316,933	$—	241,899

Equity compensation plans approved by security holders - stock options	4,615	$98.29	—

Totals	1,321,548		241,899

(1)
As of December 31, 2022 we had 241,899 shares of our common stock reserved for issuance under our stock plans with respect to options and warrants (or restricted stock or restricted stock units) that have not been granted. See Note (10) Share-Based Payment Arrangements to our consolidated financial statements for further information.

Employment Agreements

In connection with Mr. Sita’s appointment as Chief Financial Officer, the Board approved an Independent Contractor Services Agreement with Alucria Consulting, Inc. (“Alucria”), an entity owned by Mr. Sita (the “Sita Agreement”), which was executed on February 11, 2022. The Sita Agreement provides that Alucria is entitled to receive a fee of $20,000 per month. Alucria will also be eligible for an additional payment of up to $60,000 annually, based upon the achievement of goals determined by the Company, to be paid quarterly in accordance with standard Company policies. Mr. Sita will also receive a grant of shares of the Company’s common stock, to be governed by the Company’s 2018 Stock Incentive Plan and subject to specific vesting conditions.

The term of the Sita Agreement expires on July 1, 2023, unless earlier terminated by either party in accordance with the terms of the Sita Agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Board has recognized that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). The Board therefore adopted a policy to be followed in connection with all related party transactions involving the Company.

A.
Identification of Related Transactions

Under the policy, any “Related Party Transaction” shall be consummated or shall continue only if:

1.
the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or

2.
the transaction is approved by the disinterested members of the Board; or
3.
the transaction involves compensation approved by the Company’s Compensation Committee.

For purposes of the policy, a “Related Party” is:

1.
a senior officer (which includes at a minimum each executive officer) or director of the Company; or
2.
a shareholder owning in excess of five percent of the Company (or its controlled affiliates); or
3.
a person who is an immediate family member of a senior officer or director; or
4.
an entity which is owned or controlled by someone listed in 1, 2 or 3 above, or an entity in which someone listed in 1, 2 or 3 above has a substantial ownership interest or control of such entity.

For purposes of the policy, a “Related Party Transaction” is a transaction between the Company and any Related Party (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Exchange Act), other than:

1.
transactions available to all employees generally; and
2.
transactions involving less than $5,000 when aggregated with all similar transactions.
B.
Audit Committee Approval

The Board determined that the Audit Committee of the Board is best suited to review and approve Related Party Transactions. Accordingly, at each calendar year’s first regularly scheduled Audit Committee meeting, management recommends Related Party Transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if applicable. After review, the Audit Committee approves or disapproves such transactions and at each subsequently scheduled meeting, management updates the Audit Committee as to any material change to those proposed transactions.

In the event management recommends any further Related Party Transactions subsequent to the first calendar year meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification is not forthcoming, management shall make all reasonable efforts to cancel or annul such transaction.

C.
Corporate Opportunity

The Board recognizes that situations may exist where a significant opportunity may be presented to management or a member of the Board that may equally be available to the Company, either directly or via referral. Before such opportunity may be consummated by a Related Party (other than an otherwise unaffiliated 5% stockholder), such opportunity shall be presented to the Board of the Company for consideration.

D.
Disclosure

All Related Party Transactions are to be disclosed in the Company’s applicable filings as required by the Securities Act of 1933 and the Exchange Act and related rules. Furthermore, all Related Party Transactions shall be disclosed to the Audit Committee of the Board and any material Related Party Transaction shall be disclosed to the full Board.

E.
Other Agreements

Management assures that all Related Party Transactions are approved in accordance with any requirements of the Company’s financing agreements.

Related Party Transactions Reviewed During 2021 and 2022

Martin M. Hale, Jr., a member of the Board, is a general partner of HCP-FVA, the holder in excess of 50% of the Company’s Series A Preferred Stock. The Series A Preferred Stock was purchased by Hale Capital, of which Mr. Hale is a general partner, pursuant to a September 16, 2013 stock purchase agreement with the Company at a time when Mr. Hale was not a director of the Company. Hale Capital subsequently assigned all of its rights in the Series A Preferred Stock to HCP-FVA. Under the terms of the Certificate of Designations, the holders of the Series A Preferred Stock are entitled, as a group, to nominate and to elect up to two directors so long as at least 85% of the Company's Series A Preferred Stock is outstanding. HCP-FVA, the sole holder of the Series A Preferred Stock at the time, nominated and elected Mr. Hale in September 2013 and Michael P. Kelly on October 29, 2014, to the Company’s Board of Directors. On December 27, 2019, the Company entered into the Amended and Restated Term Loan Credit Agreement, dated as of February 23, 2018, as amended December 27, 2019, by and between the Company and HCP-FVA, (the “Amended and Restated Loan Agreement”)

to provide for, among other things, a new $2,500,000 term loan facility to the Company.

On June 23, 2021, the Company issued and sold an aggregate of 811,750 shares of its common stock at $4.10 per share in a public offering underwritten by Roth Capital Partners, LLC (“Roth”), which included the sale of 86,750 shares of common stock pursuant to the partial exercise of Roth’s over-allotment option (the “June Offering”). In connection with the June Offering, the Company entered into a letter agreement with Hale Capital, dated June 2, 2021, which provided for an extension of the maturity date on Hale Capital’s portion of the outstanding indebtedness owed under the Amended and Restated Loan Agreement to June 30, 2023. The amount extended constituted approximately $2,176,621 of the $3,510,679 principal amount outstanding as of June 2, 2021. The remaining $1,334,058 of the outstanding principal, which was owed to other lenders, was repaid in full on June 30, 2021. On July 19, 2022, we entered into a letter agreement with Hale Capital that provided for a subsequent extension of the maturity date on the outstanding indebtedness owed under the Amended and Restated Loan Agreement from June 30, 2023 to December 31, 2023. On February 10, 2023, the Company entered into a letter agreement with Hale Capital to further extend the maturity date of the senior secured debt to June 30, 2024.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

The Company has designed its executive compensation programs to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation programs are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. See the discussion of the compensation of our executive officers in the section entitled “Executive Compensation” beginning on page 15.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation disclosed in the executive compensation tables and narrative discussion of this proxy statement. The Say-on-Pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and related philosophy, policies and practices.

Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting: “RESOLVED, that the stockholders approve the compensation of the Company's Named Executive Officers, as described in the executive compensation tables and accompanying narrative discussion in the Proxy Statement.”

This Say-on-Pay vote is advisory, and therefore is not binding on the Company, the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board value the opinions of our stockholders and will consider the outcome of the Say-on-Pay vote when making future compensation decisions.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION PROGRAM FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE EXECUTIVE COMPENSATION TABLES AND NARRATIVE DISCUSSION OF THIS PROXY STATEMENT.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

We are asking shareholders to advise us as to how frequently they wish to cast an advisory vote on the compensation of our named executive officers: once every year, once every two years, or once every three years.

This vote is required by rules under Section 14A of the Securities Exchange Act of 1934, which were adopted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and is an advisory vote, which means that this proposal is not binding on us. The Board of Directors is not required to, nor is it, making a recommendation regarding the frequency that shareholders should approve. Rather, each shareholder will make his or her own choice among a vote once every year, every two years or every three years. You may also abstain from voting on this item. Although the vote is non-binding, the Board will take into account the outcome of the vote when making future decisions about the frequency for holding an advisory vote on executive compensation and currently intends to implement the frequency which receives the greatest level of support from our shareholders.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accounting firm of Marcum LLP (“Marcum”) has been selected as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2023. Although the selection of accountants does not require ratification, the Audit Committee of the Board has directed that the appointment of Marcum be submitted to stockholders for ratification due to the significance of their appointment by the Company. If stockholders do not ratify the appointment of Marcum, the Audit Committee will consider the appointment of another independent registered public accounting firm. A representative of Marcum is expected to be present at the Annual Meeting and, if he so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions.

Principal Accountant Fees and Services

Fees for services rendered by Marcum LLP (“Marcum”) for the years 2022 and 2021 are as follows:

Audit Fees: Fees billed for professional services rendered by Marcum for the audit of the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and 2021 and the reviews of the interim condensed consolidated financial statements included in the Company’s Form 10-Qs during such fiscal year. These fees also include (i) statutory audits of certain Company subsidiaries, (ii) audit of internal control over financial reporting, required under Section 404 of the Act, and (iii) consent fees.

Audit Related Fees: None.

Tax Fees: Fees billed for tax-related services for certain Company subsidiaries rendered by (i) Marcum in 2022 and 2021 to the Company.

All Other Fees: Fees billed for professional services rendered by Marcum related to comfort reviews for two equity raises in 2021.

The approximate fees for each category were as follows:

	Years Ended December 31,
Description	2022	2021
Audit Fees	$184,020	$252,130
Audit Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$59,740

The Audit Committee has considered whether the provision by Marcum of the services covered by the fees other than the audit fees was compatible with maintaining Marcum’s independence and believes that it was compatible.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit Committee Pre-Approval Procedures. The Audit Committee has adopted the following guidelines regarding the engagement of the Company’s independent registered public accounting firm to perform services for the Company:

For audit services (including statutory audit engagements as required under local country laws), the independent registered public accounting firm will provide the Audit Committee with an engagement letter during the first quarter of each year outlining the scope of the audit services proposed to be performed during the fiscal year. If agreed to by the Audit Committee, this engagement letter will be formally accepted by the Audit Committee at a meeting of the Audit Committee.

The independent registered public accounting firm will submit to the Audit Committee for approval an audit services fee proposal after acceptance of the engagement letter.

For non-audit services, Company management will submit to the Audit Committee for approval (during the second quarter of each fiscal year) the list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. Company management and the independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Audit Committee will approve both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Audit Committee at the next Audit Committee meeting.

The independent registered public accounting firm must ensure that all audit and non-audit services provided to the Company have been approved by the Audit Committee. The Company Controller will be responsible for tracking all independent registered public accounting firm fees against the budget for such services and report at least annually to the Audit Committee.

Audit Committee Report

The Board of Directors appoints an Audit Committee each year to review the Company’s financial matters. Please see the Audit Committee discussion in the “Board of Directors” section, above, for a discussion of the Audit Committee.

The Audit Committee met with Marcum (the Company’s independent registered public accounting firm) and reviewed the scope of their audit, report and recommendations. The Audit Committee members reviewed and discussed the audited consolidated financial statements as of and for the fiscal year ended December 31, 2022 with management. The Audit Committee also discussed all matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, as currently in effect, with Marcum LLP. The Audit Committee received the written disclosures and the letter from Marcum LLP as required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, as currently in effect, and has discussed the independence of Marcum LLP with representatives of such firm.

Based on their review and the discussions described above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, to be filed with the SEC.

Audit Committee Michael Kelly (Chair) Barry A. Rudolph William D. Miller

SOLICITATION STATEMENT

The Company will bear all expenses in connection with the solicitation of proxies. In addition to the use of the mail, solicitations may be made by the Company’s regular employees, by telephone, telegraph or personal contact, without additional compensation. The Company will, upon their request, reimburse brokerage houses and persons holding shares of Common Stock in the names of the Company’s nominees for their reasonable expenses in sending solicited material to their principals.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than January 31, 2024.

On May 21, 1998 the SEC adopted an amendment to Rule 14a-4, as promulgated under the Exchange Act. The amendment to Rule 14a-4(c)(1) governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal, which is not addressed in the Company’s proxy statement. The amendment provides that if the Company does not receive notice of the proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement (April 9, 2023), then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

The Company’s bylaws include separate advance notice provisions applicable to stockholders desiring to bring nominations for directors before a meeting of stockholders called for the election of directors, in whole or in part. These advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary of the Company regarding such nomination and provide the information and satisfy the other requirements set forth in the Company’s bylaws. In order to be timely, such nominations must be submitted to the Company no later than January 31, 2024.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules (once they become effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 30, 2024 (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting).

OTHER MATTERS

So far as now known, there is no business other than that described above to be presented for action by the stockholders at the Annual Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

ANNUAL REPORT

The Company has sent, or is concurrently sending, to all of its stockholders of record as of May 26, 2023 information on how those stockholders may access a copy of the Company’s Annual Report for the fiscal year ended December 31, 2022. Such report contains the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022 and shall be deemed incorporated by reference into this proxy statement.

By Order of the Board of Directors,

Dated: May 30, 2023	/s/ Vincent Sita
Vincent Sita Chief Financial Officer

The Company will furnish a free copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (without exhibits) to all of its stockholders of record as of May 26, 2023 who will make a written request to Mr. Sita, Chief Financial Officer, FalconStor Software, Inc., 501 Congress Avenue, Suite 150, Austin, TX 78701.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0000616196_1 R1.0.0.6 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Barry A. Rudolph FALCONSTOR SOFTWARE, INC. 501 CONGRESS AVE SUITE 150 AUSTIN, TX 78701 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/28/2023 for shares held directly and by 11:59 P.M. ET on 06/26/2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/28/2023 for shares held directly and by 11:59 P.M. ET on 06/26/2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To approve, on a non-binding advisory basis, the compensation paid to the Company's executive officers. The Board of Directors does not have a recommendation for voting on the following proposal: 1 year 2 years 3 years Abstain 3. Recommend by non-binding vote, the frequency of the advisory vote on the compensation of the Company's named executive officers; and The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4. To ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for2023. NOTE: With discretionary authority, upon such other matters as may properly come before the meeting. At this time, the persons making this solicitation know of no other matters to be presented at the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000616196_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com FALCONSTOR SOFTWARE, INC. Annual Meeting of Stockholders June 29, 2023 at 9:00 am ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Todd Brooks and Vincent Sita, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of capital stock of FALCONSTOR SOFTWARE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held Thursday, June 29, 2023, at 9:00 AM ET at 1325 Avenue of the Americas, 15th Floor, New York, NY 10019, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are also authorized to vote upon such other matters as may properly come before the meeting in accordance with their discretion. Continued and to be signed on reverse side

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0000616196_1 R1.0.0.6 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Barry A. Rudolph FALCONSTOR SOFTWARE, INC. 501 CONGRESS AVE SUITE 150 AUSTIN, TX 78701 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/28/2023 for shares held directly and by 11:59 P.M. ET on 06/26/2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/28/2023 for shares held directly and by 11:59 P.M. ET on 06/26/2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To approve, on a non-binding advisory basis, the compensation paid to the Company's executive officers. The Board of Directors does not have a recommendation for voting on the following proposal: 1 year 2 years 3 years Abstain 3. Recommend by non-binding vote, the frequency of the advisory vote on the compensation of the Company's named executive officers; and The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4. To ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for2023. NOTE: With discretionary authority, upon such other matters as may properly come before the meeting. At this time, the persons making this solicitation know of no other matters to be presented at the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized office

0000616196_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com FALCONSTOR SOFTWARE, INC. Annual Meeting of Stockholders June 29, 2023 at 9:00 am ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Todd Brooks and Vincent Sita, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of capital stock of FALCONSTOR SOFTWARE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held Thursday, June 29, 2023, at 9:00 AM ET at 1325 Avenue of the Americas, 15th Floor, New York, NY 10019, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are also authorized to vote upon such other matters as may properly come before the meeting in accordance with their discretion. Continued and to be signed on reverse side